Exhibit 10.10

APOLLO GROUP, INC.
NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT

This Option Agreement is made and entered into by and between APOLLO GROUP, INC., an Arizona corporation (the “Corporation”), and ________________________________, a non-employee member of the Corporation of Board of Directors (the “Director”), as of __________, 20____ (the “Date of Grant”).
RECITALS
A.     The Corporation adopted the Apollo Group, Inc. 2000 Incentive Plan (the “Plan”) as an equity incentive program to encourage key employees and officers of the Corporation and the non-employee members of its Board of Directors (the “Board”) to remain in the employ or service of the Corporation by providing them with an opportunity to acquire a proprietary interest in the success of the Corporation.
B.     The Compensation Committee of the Board (the “Committee”) has the authority to grant options pursuant to the Plan to officers and other key employees of the Corporation and the non-employee members of the Board in order to provide such individuals with an incentive to continue in the Corporation's service.
C.     The Committee did authorize the grant of the Option evidenced by this Agreement to Director on the Date of Grant in order to carry out the intent and purpose of the Plan in providing a substantial equity incentive to encourage the Director to continue in the Corporation's service.
NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and Director agree as follows:
1.Grant of Option. The Corporation hereby grants to Director, on the Date of Grant, the right and option (the “Option”) to purchase up to ____________ shares of the Corporation's Class A common stock (the “Option Shares”) under the Plan upon the terms and conditions set forth in this Agreement.

2.Exercise Price. The price per share at which Director shall be entitled to purchase the Option Shares pursuant to this Option shall be $________ (the “Exercise Price”). Such Exercise Price is equal to the Fair Market Value per share of the Corporation's Class A common stock on the Date of Grant.

3.Option Term. The Option shall have a term of maximum ___ (__) years measured from the Date of Grant and shall accordingly expire at the close of business on _________________, 20_____ (the “Expiration Date”), unless sooner terminated in accordance with paragraph 5 or 6 of this Agreement.

4.Vesting of Option. The Option shall vest and become exercisable for all the Option Shares upon Director's continuation in Board service until ____________________, 20____. However, the Option may vest and become exercisable for the Option Shares on an accelerated basis in accordance with the special vesting acceleration provisions of paragraph 5. Once the Option vests and becomes exercisable for the Option Shares, the Option shall remain exercisable for such shares until the Expiration Date or sooner termination of the option term under paragraph 5 or 6 of this Agreement.

5.Special Acceleration of Option.

(a)Should a Change in Control transaction occur during Director's period of Board service, then the Option, to the extent outstanding at that time but not otherwise exercisable for the Option Shares, shall automatically vest on an accelerated basis so that the Option shall, immediately prior to the effective date of such Change in Control, vest and become exercisable for all of the Option Shares and may be exercised for any or all of those Option Shares as fully vested shares of Class A Common Stock.

(b)Immediately following the Change in Control, the Option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

(c)If the Option is assumed in connection with a Change in Control or otherwise continued in effect, then the Option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities into which the shares of Class A Common Stock subject to the Option would have been converted in consummation of such Change in Control had those shares actually been outstanding at the time. Appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the extent the actual holders of the Corporation's outstanding Class A Common Stock receive cash consideration for their Class A common stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of this Option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Class A Common Stock in such Change in Control, provided such common stock is readily tradable on an established U.S. securities exchange or market.

(d)The term “Change in Control” shall have the meaning assigned to such term in Section 3.1 (e) of the Plan.

(e)This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6.Cessation of Service. Should Director cease Board service while this Option remains outstanding, then the option term specified in paragraph 3 shall terminate (and this Option shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:

(a)Should Director cease Board service for any reason other than death or Disability while this Option is outstanding, then the period during which this Option may be exercised shall be reduced to a three (3)-month period measured from the date of such cessation of Board service, but in no event shall this option be exercisable at any time after the Expiration Date. During such limited period of exercisability, Director (or any permitted transferee of this Option under paragraph 7) may not exercise this Option in the aggregate for more than the number of Option Shares (if any) for this Option is vested and exercisable on the date of Director's cessation of Board service. Upon the earlier of (i) the expiration of such three (3)-month period or (ii) the specified Expiration Date, the Option shall terminate and cease to be exercisable with respect to any vested Option Shares for which the Option has not been exercised.

(b)In the event of the death of Director while this Option is outstanding and exercisable for one or more Option Shares, this Option shall remain exercisable for an additional period (the
“Post-Death Period”) ending upon the earlier of (A) the expiration of the twelve (12)-month period measured from the date of Director's death or (B) the Expiration Date. During the Post-Death Period, this Option may be exercised by (i) the personal representative of Director's estate, (ii) the Living Trust to which the Option is transferred pursuant to subparagraph 7(a) of this Agreement or (iii) the person or persons to whom the Option is transferred pursuant to Director's will or the laws of inheritance following Director's death, as the case may be. However, if Director dies while holding the Option and has an effective beneficiary designation in effect for the Option at the time of his or her death, then the designated beneficiary or beneficiaries shall have the exclusive right to exercise the Option following Director's death. However, this Option may only be exercised during the Post-Death Period for any Option Shares for which this Option is vested and exercisable, either in accordance with vesting provisions of paragraph 4 or the special vesting acceleration provisions of paragraph 5, at the time of Director's death. The Corporation shall have the right to require evidence satisfactory to it of the rights of any person or persons seeking to exercise the Option under this subparagraph 6(b).

(c)Should Director cease Board service by any reason of his or her Disability while this Option is outstanding, then this Option may, at any time within the twelve (12)-month period measured from the date of such cessation of Board service, be exercised for any or all of the Option Shares for which this Option is vested and exercisable, either in accordance with the vesting provisions of paragraph 4 or the special vesting acceleration provisions of paragraph 5, on the date of such cessation of Board service; provided, however, that in no event shall the Option, or any part thereof, be exercisable after the Expiration Date. For purposes of this Agreement, the term “Disability” shall have the meaning assigned to such term in Section 3.1(i) of the Plan.

(d)Upon Director's cessation of Board service for any reason, this Option shall immediately terminate and cease to be outstanding with respect to any and all Option Shares for which this Option is not otherwise at that time vested and exercisable in accordance with the vesting provisions of paragraph 4 or the special vesting acceleration provisions of paragraph 5.

(e)The applicable period of post-Board service exercisability in effect pursuant to the foregoing provisions of this Paragraph 6 shall automatically be extended by an additional period of time equal in duration to any interval within such post-Board service exercise period during which the exercise of this Option or the immediate sale of the Option Shares acquired under this Option cannot be effected in compliance with the applicable registration requirements of federal and state securities laws, but in no event shall such an extension result in the continuation of this option beyond the Expiration Date.

7.Limited Transferability.

(a)Except for the limited transferability provided under this subparagraph 7(a), this Option shall be neither transferable nor assignable by Director other than by will or the laws of inheritance following Director's death and may, during Director's lifetime, be exercised only by Director. However, this Option may be assigned in whole or in part during Director's lifetime to his or her Living Trust, and the assigned portion may only be exercised by that Living Trust. The terms applicable to the assigned portion shall be the same as those in effect for this Option immediately prior to such assignment and shall be evidenced by an assignment agreement in form reasonably satisfactory to the Corporation. For purposes of this subparagraph 7(a), a Living Trust shall mean a revocable living trust established by Director or by Director and his or her spouse of which Director is the sole trustee (or sole co-trustee with his or her spouse) and sole beneficiary (or sole co-beneficiary with his or her spouse) during Director's lifetime.

(b)Director may also designate one or more persons as the beneficiary or beneficiaries of the Option, and the Option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Director's death while holding the Option. Such beneficiary or beneficiaries shall take the transferred Option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to paragraph 6, be exercised following Director's death.

8.Adjustments in Number of Option Shares and Exercise Price. In the event a stock dividend is declared upon the Corporation's outstanding Class A common stock after the Date of Grant, the number of Option Shares then subject to this Option shall be increased proportionately and the Exercise Price per share shall be equitably adjusted to reflect such stock dividend without any change in the aggregate Exercise Price therefor. Should any change be made to the Class A common stock by reason of any stock split, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Class A common stock as a class without the Corporation's receipt of consideration, or should the value of the outstanding shares of Class A common stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Committee to (i) the total number and/or class of securities subject to this Option and (ii) the Exercise Price payable per share, but without any change in the aggregate Exercise Price therefor. The adjustments shall be made in such manner as the Committee deems appropriate in order to reflect such change, and those adjustments shall be final, binding and conclusive upon Director and any other person or persons having an interest in this Option. However; in the event of a Change of Control, the adjustments (if any) shall be made in accordance with the applicable provisions of Section 13.8 of the Plan governing Change of Control transactions. Notwithstanding the above, the conversion of any convertible securities of the Company shall not be deemed to have been effected without the Company's receipt of consideration.

9.Delivery of Shares. No shares shall be delivered upon exercise of the Option until (i) the Exercise Price for those shares shall have been paid in full in the manner herein provided; (ii) all applicable taxes required to be withheld shall have been paid or withheld in full; and (iii) the approval of any governmental authority required in connection with the Option, or the issuance of shares hereunder, shall have been obtained by the Corporation.

10.Stockholder Rights. The holder of this Option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

11.Method of Exercising Option. Subject to the terms and conditions of this Agreement, the Option may be exercised by timely delivery to the Corporation (or its designated agent) of written or electronic notice of exercise which shall become effective on the date received by the Corporation (the “Effective Date”). The notice shall state Director's election to exercise the Option, the number of Option Shares for which the election to exercise has been made, the method of payment elected pursuant to paragraph 12 hereof, the exact name or names in which the stock certificates for the purchased Option Shares are to be registered. Such notice shall be signed by Director and shall be accompanied by payment of the Exercise Price for such shares, unless the sale and remittance procedure set forth in clause (ii) of paragraph 12 is to be utilized for payment of the Exercise Price. In the event the Option shall be exercised by a person or persons other than Director pursuant to subparagraph 6(b) or subparagraph 7(a) hereof, such notice shall be signed by such other person or persons and shall be accompanied by proof acceptable to the Corporation of the legal right of such person or persons to exercise the Option. All shares delivered by the Corporation upon exercise of the Option as provided herein shall be fully paid and non-assessable upon delivery.

12.Method of Payment. Payment of the Exercise Price for the Option Shares purchased upon the exercise of this Option shall be made (i) in cash, (ii) through a broker-assisted same day exercise and sale procedure pursuant to which the broker shall immediately sell, on behalf of Director or such other person exercising the Option, all or a portion of the Option Shares acquired upon exercise of the Option and remit to the Corporation, on the settlement date for such sale, a sufficient amount of the sale proceeds to cover the Exercise Price payable for all the Option Shares purchased through such exercise and any applicable withholding taxes, (iii) through such other method permitted by the Committee or (iv) through any combination of the above.

13.Compliance with Laws and Regulations.

(a)The exercise of this Option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Director with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Class A common stock may be listed for trading at the time of such exercise and issuance.

(b)The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Class A common stock pursuant to this Option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Class A common stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

(c)    The Corporation shall not be required to deliver any shares of the Corporation's Class A common stock pursuant to the exercise of all or any part of the Option if, in the opinion of counsel for the Corporation, such issuance would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations.

14.Definitions; Copy of Plan. To the extent not specifically provided herein, a capitalized terms used in this Agreement shall have the same meanings ascribed to them in the Plan is granted. By the execution of this Agreement, Director acknowledges receipt of a copy of the Plan and the official prospectus for the Plan.

15.Administration. This Agreement shall at all times be subject to the terms and conditions of the Plan, and such Plan shall in all respects be administered by the Committee in accordance with the terms and provisions of the Plan. The Committee shall have the sole and complete discretion with respect to all matters reserved to it by the Plan, and decisions of the Committee with respect thereto and to this Agreement shall be final and binding upon Director (or any other person with an interest in this Option) and the Corporation. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.

16.Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices or shall be effected through properly addressed electronic mail delivery. Any notice required to be given or delivered to Director shall be in writing and addressed to Director at his or her most recent address then on file with the Corporation. All notices shall be deemed effective upon personal or electronic delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

17.Successors and Assigns. Except to the extent otherwise provided in this Agreement,

the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Director and the legal representatives, heirs and legatees of Director's estate.

18.Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Arizona without resort to that State's conflict-of-laws rules.

19.Obligation to Exercise. Director shall have no obligation to exercise this Option in whole or in part.

20.Amendments. This Agreement may be amended only by a written agreement executed by the Corporation and Director. The Corporation and Director acknowledge that changes in federal tax laws enacted subsequent to the Date of Grant, and applicable to stock options, may provide for tax benefits to the Corporation and Director In any such event, the Corporation and Director agree that this Agreement may be amended as necessary to secure for the Corporation and Director any benefits that may result from such legislation. Any such amendment shall be made only upon the mutual consent of the parties, which consent (of either party) may be withheld for any reason.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed by its officers thereunto duly authorized and Director has executed this Agreement as of the date first written above.

APOLLO GROUP, INC.	DIRECTOR

By: _____________________	_________________________
«Name»
Title: ____________________